UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2024, Build-A-Bear Workshop, Inc. (the “Company”) terminated the employment of Jennifer Kretchmar, Chief Digital and Merchandising Officer, without cause, effective at the end of the Company’s fiscal year on February 3, 2024 (the “Termination Date”). Accordingly, the Amended and Restated Employment, Confidentiality and Noncompete Agreement, dated March 7, 2016, by and between Ms. Kretchmar and the Company was terminated as of the same date.

In connection with the termination of her employment, Ms. Kretchmar and the Company entered into a Separation Agreement and General Release dated as of February 4, 2024 (the “Separation Agreement”) pursuant to which Ms. Kretchmar is entitled to receive the following payments and benefits in accordance with the existing terms of her previously disclosed arrangements with the Company: (i) a cash severance payment equal to $470,800, payable in equal installments for a period of 12 months, commencing 30 days after the Termination Date; (ii) a lump sum cash payment equal to $15,254, payable within 30 days after the Termination Date, which represents 18 times the monthly amount that the Company was paying as the employer contribution toward coverage under the Company’s health, dental and vision plans as of the Termination Date for Ms. Kretchmar and her family; and (iii) payment of any bonus due to her under the Company’s 2023 bonus plan for its executive officers. All shares of Ms. Kretchmar’s restricted stock and any outstanding long-term performance-based cash incentive awards which had not vested on the date of the Termination Date were forfeited in accordance with the terms of the applicable long-term incentive compensation program, as previously disclosed by the Company. Ms. Kretchmar also agreed to a general release of claims in favor of the Company, to keep Company information confidential, and to certain non-compete and non-solicitation restrictions for 12 months following the Termination Date. The above-described benefits are conditioned on Ms. Kretchmar’s non-revocation of the Separation Agreement and continued compliance with the restrictive covenant obligations.

The Company and Ms. Kretchmar also entered into a Consulting Agreement dated February 4, 2024 (the “Consulting Agreement”). During the six-month term of the Consulting Agreement, the Company will pay Ms. Kretchmar consulting fees of $50,000 per month. The Consulting Agreement will terminate automatically if Ms. Kretchmar revokes the Separation Agreement.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are only summaries of certain terms and conditions of these documents and are qualified in their entireties by reference to the Separation Agreement and the Consulting Agreement, which have been filed with this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release by and between Jennifer Kretchmar and Build-A-Bear Workshop, Inc., dated February 4, 2024

10.2	Consulting Agreement by and between Jennifer Kretchmar and Build-A-Bear Workshop, Inc., dated February 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: February 5, 2024	By:	/s/ Eric R. Fencl
		Name	Eric R. Fencl
		Title:	Chief Administrative Officer,
General Counsel and Secretary

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